Exhibit 6

EXECUTIVE OFFICERS AND DIRECTORS

OF

AXA EQUITABLE LIFE INSURANCE COMPANY

The names of the Directors and the names and titles of the Executive Officers of AXA Equitable Life Insurance Company (“AXA Equitable”), which is the sole member of Equitable Holdings, LLC, and their business addresses and principal occupations are set forth below. If no address is given, the Director’s or Executive Officer’s business address is that of AXA Equitable at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXA Equitable and each individual is a United States citizen.

Name, Business Address	Present Principal Occupation

* Henri de Castries (1) AXA 25, avenue Matignon 75008 Paris France	Chairman of the Board and Chief Executive Officer, AXA Chairman of the Board, AXA Financial, Inc.

* Ramon de Oliveira (1) 580 Park Avenue New York, NY 10065	Managing Director, Investment Audit Practice, LLC

* Denis Duverne (1) AXA 25, avenue Matignon 75008 Paris France	Member of the Board and Deputy Chief Executive Officer, AXA

* Barbara Fallon-Walsh	Former Head of Institutional Retirement Plan Services, The Vangaurd Group, Inc.

* Dan Hale 900 20th Avenue South Unit 1411 Nashville, TN 37212	Former SVP and Chief Financial Officer, Allstate Corporation

* Anthony J. Hamilton (2) 5 Old Broad St. London England ECN 1AD	Non-Executive Chairman, AXA UK plc (life and plc insurance)

Dave S. Hattem	Senior Executive Director and General Counsel Senior Executive Vice President and General Counsel, AXA Financial, Inc.

Name, Business Address	Present Principal Occupation

Michael B. Healy	Executive Director and Chief Information Officer Executive Vice President and Chief Information Officer, AXA Financial, Inc.

* Peter S. Kraus AllianceBernstein 1345 Avenue of Americas New York, NY 10105	Chairman of the Board and Chief Executive Officer AllianceBernstein Holding L.P.

Nicholas B. Lane	Senior Executive Director and Head of U.S. Life and Retirement Senior Executive Vice President and Head of U.S. Life and Retirement, AXA Financial, Inc.

Anders Malmström (3)	Senior Executive Director and Chief Financial Officer Senior Executive Vice President and Chief Financial Officer, AXA Financial, Inc.

* Mark Pearson (2)	Chairman of the Board and Chief Executive Officer President and Chief Executive Officer, AXA Financial, Inc.

Salvatore Piazzolla (4)	Senior Executive Director-Chief Human Resources Officer Senior Executive Vice President, AXA Financial, Inc.

Amy S. Radin	Senior Executive Director and Chief Marketing Officer Senior Executive Vice President and Chief Marketing Officer, AXA Financial, Inc.

Sharon Ritchey	Senior Executive Director and Chief Operating Officer Senior Executive Vice President and Chief Operating Officer, AXA Financial, Inc.

* Bertram L. Scott Affinity Health Plans 2500 Halsey Street, #2 Bronx, NY 10461	President and Chief Executive Officer, Affinity Health Plans

* Lorie A. Slutsky	President and Chief Executive Officer, The New York Community Trust (community foundation)

* Richard C. Vaughan	Former Executive Vice President and Chief Financial Officer, Lincoln Financial Group

Name, Business Address	Present Principal Occupation

Robert O. (“Bucky”) Wright	Senior Executive Director and Head of Wealth Management Senior Executive Vice President and Head of Wealth Management, AXA Financial, Inc.

*	Director
(1)	Citizen of the Republic of France
(2)	Citizen of the United Kingdom
(3)	Citizen of Switzerland
(4)	Citizen of Italy